UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Aylesbury Rd. Worcester, MA 01609
(Address of principal executive offices)

(508) 791-9114
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Vystar Corporation (the “Company”) entered into a Loan Payoff and Share Payment Agreement (the “Agreement”) on July 10, 2018. The Company had borrowed approximately $1,500,000 (the “Company Loan”) from CMA Investments, LLC (a related party) (the “Lender”) pursuant to several promissory notes. The Lender made the loans by using proceeds from a loan through Atlantic Capital Bank (the “ACB Loan”). In lieu of cash, the Company has paid the Lender 15,000,000 shares of restricted common stock (the “Shares”), which based on closing price on June 10, 2018 of $0.034 is equal to $510,000, provided that the Company continue to pay interest on the ACB Loan on Lender’s behalf for a six-month period. The certificate representing the Shares will be delivered to an escrow agent. After six months, the Escrow Agent is authorized to sell the Shares at a price of no less than $0.035 per share with a targeted date to complete sales of July 1, 2022. The Company shall be required to pay any shortfall between the proceeds Lender receives on the sale of the Shares and the total principal outstanding on the Company Loan at the settlement date. In the event of a surplus, the Company shall be authorized to repurchase the remaining Shares at par value. The Agreement is attached hereto as Exhibit 10.1.

Item 3.02.	Unregistered Sale of Equity Securities.

The description set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Exhibits.
Exhibit Number	Description

10.1	Loan Payoff and Share Payment Agreement dated July 10, 2018

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

Date: July 12, 2018	By:	/s/ Steven Rotman
	Name:	Steven Rotman
	Title:	President/Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Payoff and Share Payment Agreement dated July 10, 2018

99.1	Press Release